UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 5, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In this Current Report on Form 8-K, Terex Corporation (“Terex”) is revising certain data included in the Calculation of Ratio of Earnings to Fixed Charges, which is filed as Exhibit 12 to its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, June 30, 2007 and 2006, March 31, 2007 and 2006, as well as for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 included in the Annual Report on Form 10-K for the year ended December 31, 2006, from previously disclosed amounts.

The information in the Calculation of Ratio of Earnings to Fixed Charges corrects the calculation related to (i) amounts for both minority interest in consolidated subsidiaries and for undistributed income (loss) of less than 50% owned investments and (ii) certain charges related to accelerated amortization of debt issuance costs and premiums on early extinguishment of debt.

Attached as Exhibit 99.1 to this Form 8-K of Terex are tables with the adjusted Calculation of Ratio of Earnings to Fixed Charges for the respective periods.

The adjustments to the Calculation of Ratio of Earnings to Fixed Charges, do not have an impact on Terex’s previously filed consolidated financial statements included in the Form 10-K and Form 10-Qs.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Calculation of Ratio of Earnings to Fixed Charges, as revised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007

TEREX CORPORATION

By:/s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer